Exhibit 99.1

Chrysler Group LLC Reports December 2012 U.S. Sales Increased 10 Percent – Strongest December Sales in Five Years; Full-Year Sales Up 21 Percent – Strongest Annual Sales Since 2007

•	Best December sales since 2007

•	33rd-consecutive month of year-over-year sales gains

•	Chrysler Group U.S. sales increase 21 percent in 2012; outpaces projected 13 percent average industry increase

•	Chrysler Group U.S. market share grows to 11.2 percent in 2012; up from 10.5 percent share in 2011

•	Jeep® brand sales up 13 percent in 2012; U.S. increase helps Jeep brand establish global sales record in 2012

•	Editors of Motor Trend name new 2013 Ram 1500 the magazine’s 2013 Truck of the Year

•	Chrysler, Dodge, Ram Truck, and FIAT brands each post sales increases in December compared with same month a year ago

•	Five Chrysler Group models receive 2013 Consumer Guide® Automotive ‘Best Buy’ Award: Dodge Grand Caravan, Journey and Durango; Chrysler Town & Country, and Ram 1500

•	12 Chrysler Group models make the Insurance Institute for Highway Safety’s (IIHS) annual list of Top Safety Picks

•	FIAT brand sales up 59 percent in December; largest year-over-year percentage increase of any Chrysler Group brand

•	Fiat 500 sets sales record for month of December

•	Dodge brand sales up 26 percent; best December sales since 2007

•	Dodge Dart sales up 36 percent month over month; best sales month since June launch

•	Dodge Journey full-size crossover sales up 63 percent; sets sales record for month of December

•	Dodge Challenger muscle car sets sales record for month of December

•	Dodge Avenger mid-size sedan posts 19 percent sales increase, best December sales since 2007

•	Dodge brand launches new 2013 Dodge Charger AWD Sport

•	Ram pickup truck sales up 16 percent; best sales month since December 2007

•	Ram Truck brand sales up 16 percent, best December sales since 2007

•	Ram Cargo Van sets sales record for month of December with 287 percent increase

•	Chrysler brand sales up 6 percent; best December sales since 2007

•	Chrysler 300 flagship sedan posts 40 percent sales gain

•	Chrysler brand introduces Chrysler 300 Motown Edition with ad campaign featuring legendary Motown founder Berry Gordy

•	Jeep Wrangler sets sales record for month of December

•	Jeep Patriot sales up 4 percent; best December sales since 2007

•	New Jeep Wrangler Unlimited Moab Edition is winner of respected “Four Wheeler of the Year” award from Four Wheeler magazine editors

•	Jeep Grand Cherokee records best sales month of the year; best December sales since 2005

Auburn Hills, Mich., Jan. 3, 2013 – Chrysler Group LLC today reported U.S. sales of 152,367 units, a 10 percent increase compared with sales in December 2011 (138,019 units), and the group’s best December sales since 2007.

The Chrysler, Dodge, Ram Truck and FIAT brands each posted year-over-year sales gains in December compared with the same month last year. The FIAT brand’s 59 percent increase was the largest sales gain of any Chrysler Group brand for the month. December marked Chrysler Group’s 33rd-consecutive month of year-over-year sales gains.

For the year, Chrysler Group sales totaled 1,651,787 units, up 21 percent compared with sales in 2011. The Chrysler, Jeep®, Dodge, Ram Truck and FIAT brands each recorded significant sales gains during 2012 compared with sales in the previous year. The Jeep brand’s 13 percent sales increase in the U.S. helped push its global sales to an all-time record in 2012. Seven Chrysler Group models set annual sales records in 2012.

“Chrysler Group ended 2012 on a strong note with December sales up 10 percent and our best December sales since 2007,” said Reid Bigland, President and CEO – Dodge Brand and Head of U.S. Sales. “Looking back on 2012, we were again one of the fastest growing automakers in the country with total sales up 21 percent. We also recorded 33-consecutive months of year-over-year sales growth and our strongest annual sales in five years. Finally, seven of our vehicles recorded their best ever annual sales in 2012 demonstrating how the quality, design and fuel efficiency of our product line up continues to resonate with consumers.”

The all-new Dodge Dart, which just earned a Top Safety Pick from the Insurance Institute for Highway Safety, played a big role in Chrysler Group’s 10 percent sales increase in December. Dart sales were up 36 percent month-over-month in December, the compact car’s best monthly sales performance since it went on sale in June.

Also contributing to Chrysler Group’s 10 percent increase were the Fiat 500, Jeep Wrangler, Dodge Challenger, Dodge Journey, and Ram Cargo Van, each setting a sales record for the month of December. The Jeep Grand Cherokee – the most awarded SUV ever – recorded its best sales performance of the year in December.

Chrysler Group finished the month with a 72-days supply of inventory (426,664 units). U.S. industry sales figures for December are projected at an estimated 15.8 million units Seasonally Adjusted Annual Rate (SAAR).

December 2012 U.S. Sales Highlights by Brand

FIAT Brand

Fiat 500 sales were up 59 percent last month, a sales record for the month of December. It was the 10th-consecutive month this year in which the Fiat 500 has set a sales record, including an all-time sales record in September. Sales of the Fiat 500 hatchback were up 64 percent while the Fiat 500 Cabrio recorded a 39 percent year-over-year sales gain. The Fiat 500 was one of the 12 Chrysler Group models that earned an IIHS Top Safety Pick designation in December.

For the year, Fiat 500 sales (43,772 units) were up a substantial 121 percent compared with sales (19,769 units) during the 10 months that the model was sold in the U.S. in 2011. Fiat 500 sales in the U.S., Canada, and Mexico exceeded 50,000 units in 2012.

Dodge Brand

Dodge brand sales were up 26 percent in December, the brand’s best December sales in five years and its 19th-consecutive month of year-over-year sales gains. December was the brand’s best monthly sales performance of the year. December also marked the second time during 2012 that the Dodge brand sold more than 50,000 units in a given month.

Sales of the all-new Dodge Dart were up 36 percent month-over-month in December, the compact car’s best monthly sales performance since Dodge dealers began selling the model in June. In addition to the Dart, the Dodge Journey full-size crossover, with its sizeable 63 percent increase, and the Dodge Challenger muscle car, with its 20 percent increase, each set sales records for the month of December.

The Dodge Grand Caravan minivan and sporty Dodge Avenger mid-size sedan each posted double-digit percentage sales increases. Sales of the Grand Caravan were up 19 percent, the minivan’s second best sales month of 2012. The Avenger had its best December sales in five years and its 15th-consecutive month of year over year sales gains.

The Dodge Journey, Grand Caravan, and Durango were three of the five Chrysler Group models recognized in December as Consumer Guide Automotive “Best Buys.” Each year, Consumer Guide Automotive editors analyze, compare and evaluate numerous vehicles by driving and extensively testing all major models in 19 vehicle categories. Those models that best fit the needs of the consumer are recognized with a “Best Buy” accolade.

For the second consecutive year, 12 Chrysler Group models made the IIHS’ annual list of Top Safety Picks. Six of them are Dodge brand models: the Dodge Dart, Avenger and Charger sedans and the Grand Caravan, Journey and Durango. The Avenger earned the institute’s Top Safety Pick+ designation because of its performance in a new IIHS driver-side crash test.

For the year, Dodge brand sales (524,989 units) were up 16 percent versus sales (451,040 units) in 2011, the brand’s best annual sales since 2007. The Dodge brand’s sales volume in 2012 was the largest of any Chrysler Group brand. The Journey, Avenger, and Challenger models each set an annual sales record in 2012.

Ram Truck Brand

The new Ram pickup truck, named Motor Trend’s 2013 Truck of the Year in December, extended its streak of year-over-year sales gains to 32-consecutive months. Sales of the Ram pickup truck were up 16 percent in December compared with the same month a year ago. It was the pickup truck’s best monthly sales performance since December 2007. Sales of the Heavy Duty Ram were up 20 percent, while sales of the Light Duty Ram trucks increased 14 percent.

Ram Truck brand sales were up 16 percent in December, the brand’s best December sales in five years. Sales of the Ram Cargo Van increased 287 percent versus the same month a year ago, setting a sales record for the month of December.

In naming the Ram 1500 Truck of the Year, Motor Trend editors praised the new Ram 1500 for its air suspension, choice of engines, variety of trim levels and towing capability. Motor Trend Truck of the Year contenders are evaluated using six criteria, which includes design advancement, engineering excellence, efficiency, safety, value and performance of intended function. For 2013, the new Ram 1500 offers buyers available best-in-class 25 mpg highway fuel efficiency (when properly equipped), new technology and new features without sacrificing capability.

The Ram 1500 also was named the Detroit Free Press Truck of the Year and the AOL Autos Truck of the Year, and was one of the five Chrysler Group models recognized in December as a Consumer Guide Automotive “Best Buy.”

For the year, Ram Truck brand sales (300,928 units) were up 17 percent compared with sales (257,610 units) in 2011. The Ram pickup truck had its best annual sales since 2007.

Chrysler Brand

Chrysler brand sales were up 6 percent in December, the brand’s best December sales in five years. December marked the Chrysler brand’s 18th-consecutive month of year-over-year sales gains. Sales of the flagship Chrysler 300 full-size sedan were up 40 percent compared with the same month last year. December was the 300 sedan’s 14th-consecutive month of year-over-year sales gains.

The Chrysler Town & Country minivan was one of the five Chrysler Group models recognized in December as a Consumer Guide Automotive “Best Buy.” The Town & Country is the most awarded minivan, with the highest owner loyalty in the segment, and the most innovative seating and storage system with Standard Stow ’n Go Seats.

In addition, the 300 and Town & Country each earned a Top Safety Pick from the IIHS in December, while the 200 earned the new IIHS Top Safety Pick+ designation.

The Chrysler brand introduced the new Chrysler 300 Motown Edition in December with a new advertising campaign featuring legendary Motown founder and Detroit native Berry Gordy. The Chrysler 300 Motown Edition will be revealed in Detroit at the 2013 North American International Auto Show this month. It arrives at Chrysler dealerships nationwide in the spring of 2013 and has a U.S. Manufacturer’s Suggested Retail Price of $32,995, excluding $995 destination charge.

For the year, Chrysler brand sales (307,967 units) were up 39 percent compared with sales (221,346 units) in 2011. The Chrysler brand recorded its best annual sales since 2008. The 200 sedan set an annual sales record in 2012, while the 300 flagship sedan recorded its best annual sales since 2007. The Town & Country had its best year since 2010.

Jeep® Brand

The Jeep brand’s U.S. sales (39,871 units) in December helped to push global Jeep brand sales to a record in 2012. Jeep brand sales were down 9 percent in December in the U.S. as sales of the Jeep Liberty model wind down. Jeep Liberty production ended in August. But the Jeep Grand Cherokee – the most awarded SUV ever – posted its best sales month of the year in December and its best December sales in seven years.

The iconic Jeep Wrangler set a sales record for the month of December with its 1 percent increase, compared with the same month a year ago. The Jeep Wrangler Unlimited Moab Edition earned the respected “Four Wheeler of the Year” award in December from the editors of Four Wheeler magazine. Paying homage to Jeep enthusiasts’ favorite off-roading destination, the Wrangler Unlimited Moab includes Goodyear Silent Armor off-road tires, winch-capable steel bumpers, and an available locking rear differential for increased capability.

The Jeep Patriot compact SUV, when equipped with optional side air bags, and the Grand Cherokee were among the 12 Chrysler Group models that earned an IIHS Top Safety Pick designation in December. Sales of the Patriot were up 4 percent in December versus the same month in 2011.

For the year, Jeep brand sales (474,131 units) in the U.S. were up 13 percent compared with sales (419,349 units) in 2011, the brand’s best annual sales since 2007. The Wrangler and Patriot each set an annual sales record in 2012 while the Grand Cherokee recorded its best annual sales since 2005.

Chrysler Group LLC U.S. Sales Summary Thru December 2012

	Month Sales		Vol % Change	Sales CYTD		Vol % Change
Model	Curr Yr	Pr Yr		Curr Yr	Pr Yr
500	3,707	2,325	59%	43,772	19,769	121%
FIAT BRAND	3,707	2,325	59%	43,772	19,769	121%

200	9,080	9,213	-1%	125,476	87,033	44%
Sebring	0	0		0	2,380	-100%
300	7,175	5,142	40%	70,747	36,285	95%
PT Cruiser	0	0		0	1,328	-100%
Town & Country	9,258	9,619	-4%	111,744	94,320	18%
CHRYSLER BRAND	25,513	23,974	6%	307,967	221,346	39%

Compass	3,131	4,255	-26%	40,235	47,709	-16%
Patriot	4,566	4,400	4%	62,010	54,647	13%
Wrangler	11,545	11,415	1%	141,669	122,460	16%
Liberty	3,508	6,161	-43%	75,483	66,684	13%
Grand Cherokee	17,121	17,346	-1%	154,734	127,744	21%
Commander	0	0		0	105	-100%
JEEP BRAND	39,871	43,577	-9%	474,131	419,349	13%

Caliber	31	1,417	-98%	10,176	35,049	-71%
Dart	6,105	0	New	25,303	0	New
Avenger	7,382	6,216	19%	96,890	64,023	51%
Charger	7,867	7,211	9%	82,592	70,089	18%
Challenger	3,942	3,284	20%	43,119	39,534	9%
Viper	0	36	-100%	20	197	-90%
Journey	7,688	4,710	63%	79,563	55,155	44%
Caravan	14,160	11,879	19%	141,468	110,862	28%
Nitro	0	1,989	-100%	3,269	24,434	-87%
Durango	5,216	4,806	9%	42,589	51,697	-18%
DODGE BRAND	52,391	41,548	26%	524,989	451,040	16%

Dakota	0	408	-100%	490	12,156	-96%
Ram P/U	30,211	26,013	16%	293,363	244,762	20%
Cargo Van	674	174	287%	7,075	692	New
RAM BRAND	30,885	26,595	16%	300,928	257,610	17%

TOTAL CHRYSLER GROUP LLC	152,367	138,019	10%	1,651,787	1,369,114	21%

TOTAL CAR	45,289	34,844	30%	498,095	354,362	41%
TOTAL TRUCK	107,078	103,175	4%	1,153,692	1,014,755	14%